Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2011 RESULTS

Reports diluted FFO per share of $1.28	Reports diluted EPS of $0.48

BOSTON, MA, October 25, 2011 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2011.

Funds from Operations (FFO) for the quarter ended September 30, 2011 were $190.3 million, or $1.29 per share basic and $1.28 per share diluted. This compares to FFO for the quarter ended September 30, 2010 of $150.8 million, or $1.08 per share basic and $1.07 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 147,006,295 and 149,082,924, respectively, for the quarter ended September 30, 2011 and 139,594,881 and 141,653,831, respectively, for the quarter ended September 30, 2010.

Net income available to common shareholders was $70.5 million for the quarter ended September 30, 2011, compared to $57.7 million for the quarter ended September 30, 2010. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2011 was $0.48 basic and $0.48 on a diluted basis. This compares to EPS for the third quarter of 2010 of $0.41 basic and $0.41 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2011, the Company’s portfolio consisted of 153 properties, comprised primarily of Class A office space, one hotel, two residential properties and three retail properties, aggregating approximately 42.3 million square feet, including seven properties under construction totaling 2.9 million square feet. In addition, the Company has structured parking for vehicles containing approximately 14.8 million square feet. The overall percentage of leased space for the 143 properties in service (excluding the two residential properties and the hotel) as of September 30, 2011 was 91.3%.

Significant events during the third quarter included:

•

On July 1, 2011, the Company placed in-service The Lofts at Atlantic Wharf, the residential component of its Atlantic Wharf development project located in Boston, Massachusetts. The residential component is comprised of 86 apartment units and approximately 10,000 square feet of retail space. The residential units are currently 71% leased.

•

On July 1, 2011, the Company entered into lease amendments with the existing tenant at its three-building complex in Reston, Virginia, which will be redeveloped as the headquarters for the Defense Intelligence Agency. Under the agreement, the tenant will terminate early its leases for approximately 523,000 square feet at the complex and be responsible for certain payments to the Company aggregating approximately $14.8 million, of which approximately $7.9 million was recognized in the third quarter of 2011 and approximately $5.1 million will be recognized in the fourth quarter of 2011, with the remaining $1.8 million to be recognized in 2012. On July 5, 2011, the Company commenced the redevelopment of the 12310 Sunrise Valley Drive property at the complex, which is expected to be completed during the first quarter of 2012.

•

On July 13, 2011, the Company completed and placed in-service the Residences on The Avenue, the residential component of its 2221 I Street, NW development project located in Washington, DC. The residential component is comprised of 335 apartment units and approximately 50,000 square feet of retail space. The residential units are currently 69% leased and the retail space is currently 100% leased.

•

On July 14, 2011, the Company entered into a 15-year lease with Biogen Idec for 100% of a build-to-suit development project with approximately 190,000 net rentable square feet of Class A office space located on land owned by the Company at 17 Cambridge Center in Cambridge, Massachusetts. The Company commenced construction of the project and expects that the project will be complete and available for occupancy during the third quarter of 2013.

•

On August 17, 2011, the Company completed and placed in-service its 2200 Pennsylvania Avenue development project located in Washington, DC. 2200 Pennsylvania Avenue is an approximately 457,000 net rentable square foot Class A office property. The property is currently 94% leased.

•

On August 19, 2011, the Company obtained mortgage financing totaling $725.0 million collateralized by its 601 Lexington Avenue property located in New York City. The mortgage loan bears interest at a fixed rate of 4.75% per annum and matures on April 10, 2022. Proceeds from the mortgage financing were used to repay the borrowing under the Company’s Operating Partnership’s Unsecured Line of Credit totaling approximately $453.3 million, which borrowing was secured by a mortgage on the property. The additional cash proceeds were used to refinance the $267.5 million mortgage loan collateralized by the Company’s 510 Madison Avenue property located in New York City. In connection with the refinancing, the lien of the 510 Madison Avenue mortgage was spread to 601 Lexington Avenue and released from 510 Madison Avenue so that 510 Madison Avenue is no longer encumbered by any mortgage debt.

•

During the three months ended September 30, 2011, the Company issued an aggregate of 431,223 shares of stock under its “at the market” (ATM) stock offering program for gross proceeds of approximately $44.9 million and net proceeds of approximately $44.4 million. As of September 30, 2011, approximately $555.1 million remained available under this ATM program. This ATM stock offering program was established on June 2, 2011 and provides the Company with the ability to sell from time to time up to an aggregate of $600.0 million of its common stock through sales agents over a three-year period.

Transactions completed subsequent to September 30, 2011:

•

On October 14, 2011, a joint venture in which the Company has a 30% interest obtained construction financing totaling $107.0 million collateralized by its 500 North Capitol Street, NW redevelopment project located in Washington DC. The construction financing bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on October 14, 2014 with two, one-year extension options, subject to certain conditions. At closing, approximately $33.3 million was drawn to fund the repayment of the existing mortgage loan totaling $22.0 million and approximately $11.3 million of previously incurred development costs.

•

On October 25, 2011, a joint venture in which the Company has a 60% interest completed the sale of Two Grand Central Tower located in New York City for approximately $401.0 million, including the assumption by the buyer of approximately $176.6 million of mortgage indebtedness. Net cash proceeds totaled approximately $209.8 million, of which the Company’s share was approximately $125.9 million, after the payment of transaction costs of approximately $14.6 million. Two Grand Central Tower is an approximately 650,000 net rentable square foot Class A office tower.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2011 and full year 2012 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. In addition, the estimates for the full year 2012 when compared to the full year 2011 include, among other things, the impact of the redevelopment of Patriots Park in Reston, Virginia (which is expected to reduce 2012 FFO by approximately $0.14 per share) and the reduction in non-cash fair value lease revenue associated with investments in unconsolidated joint ventures (which is expected to reduce 2012 FFO by approximately $0.11 per share). The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Fourth Quarter 2011			Full Year 2012
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.63	-	$0.65	$1.43	-	$1.63
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.83	-	0.83	3.15	-	3.15
Less:
Projected Company Share of Gain on Sale of Real Estate from Unconsolidated Joint Ventures	0.28	-	0.28	0.00	-	0.00

Projected FFO per Share (diluted)	$1.18	-	$1.20	$4.58	-	$4.78

Boston Properties will host a conference call on Wednesday, October 26, 2011 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2011 results, the fourth quarter 2011 and fiscal year 2012 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 10547103. A replay of the conference call will be available through November 9, 2011, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 10547103. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2011 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and three retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, DC, San Francisco and Princeton, NJ.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2011 and full fiscal year 2012, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$12,031,660	$10,933,977
Construction in progress	899,302	1,073,402
Land held for future development	266,834	757,556
Less: accumulated depreciation	(2,558,620)	(2,323,818)

Total real estate	10,639,176	10,441,117

Cash and cash equivalents	1,063,024	478,948
Cash held in escrows	36,759	308,031
Investments in securities	9,312	8,732
Tenant and other receivables, net of allowance for doubtful accounts of $1,650 and $2,081, respectively	47,554	60,813
Related party notes receivable	276,375	270,000
Interest receivable from related party notes receivable	84,782	69,005
Accrued rental income, net of allowance of $2,356 and $3,116, respectively	508,838	442,683
Deferred charges, net	441,700	436,019
Prepaid expenses and other assets	102,812	65,663
Investments in unconsolidated joint ventures	770,466	767,252

Total assets	$13,980,798	$13,348,263

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$3,179,034	$3,047,586
Unsecured senior notes, net of discount	3,016,986	3,016,598
Unsecured exchangeable senior notes, net of discount	1,754,343	1,721,817
Unsecured line of credit	—	—
Accounts payable and accrued expenses	172,928	186,059
Dividends and distributions payable	83,584	81,031
Accrued interest payable	89,555	62,327
Other liabilities	244,555	213,000

Total liabilities	8,540,985	8,328,418

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 147,706,147 and 140,278,005 shares issued and 147,627,247 and 140,199,105 shares outstanding in 2011 and 2010, respectively	1,476	1,402
Additional paid-in capital	4,916,440	4,417,162
Dividends in excess of earnings	(72,941)	(24,763)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(16,717)	(18,436)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,825,536	4,372,643

Noncontrolling interests:
Common units of the Operating Partnership	559,621	592,164
Property partnerships	(996)	(614)

Total equity	5,384,161	4,964,193

Total liabilities and equity	$13,980,798	$13,348,263

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except for per share amounts)
	(unaudited)

Revenue
Rental
Base rent	$360,595	$310,459	$1,048,604	$918,665
Recoveries from tenants	53,899	45,646	148,669	135,530
Parking and other	21,694	15,850	61,863	47,570

Total rental revenue	436,188	371,955	1,259,136	1,101,765
Hotel revenue	8,045	8,016	22,897	22,290
Development and management services	8,180	6,439	24,706	34,267

Total revenue	452,413	386,410	1,306,739	1,158,322

Expenses
Operating
Rental	154,985	128,041	439,831	376,310
Hotel	6,032	6,194	18,052	17,551
General and administrative	17,340	18,067	62,052	62,537
Acquisition costs	51	1,893	136	1,893
Gain from suspension of development	—	—	—	(7,200)
Depreciation and amortization	109,495	81,133	330,003	245,608

Total expenses	287,903	235,328	850,074	696,699

Operating income	164,510	151,082	456,665	461,623
Other income (expense)
Income from unconsolidated joint ventures	11,326	11,565	28,184	26,940
Interest and other income	1,252	1,814	4,179	5,641
Gains (losses) from investments in securities	(860)	731	(481)	253
Interest expense	(95,777)	(97,103)	(290,164)	(285,887)
Losses from early extinguishments of debt	—	—	—	(8,221)

Income from continuing operations	80,451	68,089	198,383	200,349
Gain on sale of real estate	—	—	—	2,734

Net income	80,451	68,089	198,383	203,083
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(86)	(889)	(1,118)	(2,557)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(832)	(820)	(2,497)	(2,548)
Noncontrolling interest - common units of the Operating Partnership	(8,991)	(8,712)	(23,409)	(25,841)
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	—	—	(351)

Net income attributable to Boston Properties, Inc.	$70,542	$57,668	$171,359	$171,786

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.48	$0.41	$1.18	$1.23

Weighted average number of common shares outstanding	147,006	139,595	145,006	139,215

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.48	$0.41	$1.18	$1.23

Weighted average number of common and common equivalent shares outstanding	147,622	140,193	145,625	139,874

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in thousands, except for per share amounts)
	(unaudited)

Net income attributable to Boston Properties, Inc.	$70,542	$57,668	$171,359	$171,786

Add:
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	—	—	351
Noncontrolling interest - common units of the Operating Partnership	8,991	8,712	23,409	25,841
Noncontrolling interest - redeemable preferred units of the Operating Partnership	832	820	2,497	2,548
Noncontrolling interests in property partnerships	86	889	1,118	2,557
Less:
Gain on sale of real estate	—	—	—	2,734

Income from continuing operations	80,451	68,089	198,383	200,349

Add:
Real estate depreciation and amortization (2)	134,777	107,300	408,376	331,973
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	549	1,724	2,508	5,176
Noncontrolling interest - redeemable preferred units of the Operating Partnership	832	820	2,497	2,548

Funds from operations (FFO) attributable to the Operating Partnership	213,847	172,845	601,754	524,598

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	23,573	21,998	70,089	67,280

Funds from operations attributable to Boston Properties, Inc.	$190,274	$150,847	$531,665	$457,318

Boston Properties, Inc.’s percentage share of funds from operations - basic	88.98%	87.27%	88.35%	87.17%

Weighted average shares outstanding - basic	147,006	139,595	145,006	139,215

FFO per share basic	$1.29	$1.08	$3.67	$3.28

Weighted average shares outstanding - diluted	149,083	141,654	147,086	141,335

FFO per share diluted	$1.28	$1.07	$3.64	$3.26

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $109,495, $81,133, $330,003 and $245,608, our share of unconsolidated joint venture real estate depreciation and amortization of $25,633, $26,602, $79,378 and $87,739, less corporate-related depreciation and amortization of $351, $435, $1,005 and $1,374 for the three months and nine months ended September 30, 2011 and 2010, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2011	December 31, 2010
Greater Boston	88.8%	89.4%
Greater Washington, DC	95.4%	97.3%
Midtown Manhattan	96.5%	96.9%
Princeton/East Brunswick, NJ	76.5%	80.8%
Greater San Francisco	87.0%	92.9%

Total Portfolio	91.3%	93.2%

	% Leased by Type
	September 30, 2011	December 31, 2010
Class A Office Portfolio	91.4%	93.6%
Office/Technical Portfolio	88.2%	85.5%

Total Portfolio	91.3%	93.2%